EXHIBIT 3(b)
BY-LAWS
WARWICK VALLEY TELEPHONE COMPANY
ARTICLE I.
OFFICES
Section 1. Principal Office. The principal office of the Company shall be located in the Village of Warwick, County of Orange, State of New York.
Section 2. Additional offices. The Company may also have offices and places of business at such other places, within or without the State of New York, as the Board of Directors may from time to time determine.
ARTICLE II.
MEETINGS OF SHAREHOLDERS
Section 1. Time and Place. The annual meeting of the shareholders and all special meetings of the shareholders may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.
Section 2. Annual Meetings. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held each year on the last Friday in April (if not a legal holiday, and if a legal holiday then on the next succeeding, business day), or on such other business day as the Board of Directors shall determine prior to the date for serving notice of such meeting.
Section 3. Special Meetings. Except as otherwise provided by law or by the certificate of incorporation, special meetings of the shareholders, for any purpose or purposes set forth in the notice of meeting, may be called by the President or the Board of Directors, and shall be called by the President at the request in writing of the holders of record of at least twenty-five percent (25%) of the outstanding shares of a class of stock of the Company entitled to vote on the proposals to come before the meeting. Such request shall state the purpose or purposes of the proposed meeting.
Section 4. Notice of Meeting of Shareholders. Written notice of a meeting of shareholders, stating the place, date and hour of the meeting, and for meetings other than annual meetings, stating by or at whose direction and for what purpose or purposes the meeting is called, shall be given personally or by mail to each shareholder entitled to vote thereat, not less than ten (10) nor more than fifty (50) days prior to the meeting. If mailed, such notice shall be directed to each shareholder at his address, as it appears on the records of the shareholders of the Company, or if he shall have previously filed with the Secretary of the Company a written request that notices to him be mailed to some other address, then directed to him at such other address. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law to receive payment for their shares, the notice of such meeting shall also include a statement to that effect and shall be accompanied by a copy of Section 623 or an outline of its material terms.
Section 5. No Notice Required. Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Except as otherwise provided by statute, notice of any adjourned meeting of shareholders need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.
Section 6. Quorum. Except as otherwise provided by the certificate of incorporation, the holders of record of a majority of the shares of the Company issued and outstanding and entitled to vote thereat upon a specified item of business, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of such specified item of business at any meeting of the shareholders.
     If, however, as to any item or items of business noticed to come before any meeting of shareholders such quorum shall not be present or represented at such meeting, the shareholders entitled to vote thereon present in person or represented by proxy shall have power to adjourn the meeting as to such item or items of business for which a quorum is not present from time to time, until a quorum for the transaction of such item or items of business shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.
     The chairman of any meeting of shareholders shall, at the beginning of such meeting, determine whether a quorum is present for the transaction of each item of business noticed to come before such meeting. A quorum for the transaction of any item of business, once present, shall not be broken by the subsequent withdrawal of any shareholders or their representatives.

Section 7. Voting. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy. Except as otherwise provided by law or the certificate of incorporation, each shareholder of record shall be entitled to one vote for each share of stock standing in the shareholder’s name on the books of the Company. All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the certificate of incorporation, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such questions.
Section 8. Proxies. Every proxy must be executed in writing by the shareholder or by his attorney-in-fact. No proxy shall be valid, after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law.
Section 9. Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting or by the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.
          For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, the shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the prior year’s annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of such date was made by the Company. The shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting:
          (a) a brief description of the business desired to be brought to the annual meeting and the reasons for conducting business at the annual meeting,
          (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business,
          (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and
          (d) any material interest of the shareholder in such business.
          Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 9.

          The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and, in accordance with the provisions of this Section 9, and if he should so determine, the Chairman shall so declare to the meeting and such business not properly brought before the meeting shall not be transacted.
ARTICLE III.
DIRECTORS
Section 1. Duties; Powers. The Board of Directors is responsible for directing, guiding and overseeing the conduct of WVT’s business. It ensures that the interests of the shareholders, customers and employees are served.
Section 2. Number; Qualification. The number of directors which shall constitute the entire Board of Directors shall not be less than three (3) nor more than ten (10), the actual number to be established at the annual meeting of shareholders. Each director shall be at least eighteen years of age.
Section 3. Election; Term. Directors shall be divided into three classes, and no class shall include fewer than three directors. The terms of office of the directors initially classified shall be as follows: that of the first class shall expire at the next annual meeting of shareholders, the second class at the second succeeding annual meeting and the third class at the third succeeding annual meeting. Except as provided in Section 5 of this Article III, directors shall be elected at each annual meeting after such initial classification to replace those whose terms expire at such annual meeting to hold office until the third succeeding annual meeting. Each director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified.
Section 4. Resignation; Removal. Any director may resign at any time by giving written notice to the President or the Secretary. Such resignation shall take effect at the time stated therein. The Board of Directors may, by majority vote of all directors then in office, remove a director for cause. A notice of intention to take action to remove a director stating the date, time and place action is to be taken shall be mailed to the director at the director’s address of record on the books of the Company at least twenty (20) days prior to the time such action is to be taken. The shareholders entitled to vote for the election of directors may remove a director for cause.
Section 5. Vacancies. If any vacancy should occur in the Board of Directors by reason of the death, resignation, retirement or disqualification of any director, or the removal from office of any director, all of the directors then in office, although less than a quorum, may, by majority vote, choose a successor or successors to fill the vacated directorship, and any director so chosen to fill an existing vacancy shall hold office until the next annual meeting of the shareholders and until his successor shall be duly elected and qualified.
Section 6. Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 6 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at the annual meeting of shareholders by or at the direction of the Board of Directors, or by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company.
          To be timely, a shareholder’s notice shall be delivered or mailed and received at the principal executive offices of the Company not less than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the prior year’s annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of such date was made by the Company. The shareholder’s notice shall set forth:
          (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director,
(i) the name, age, business address and residence address of such person,
(ii) the principal occupation or employment of such person,
(iii) the class and number of shares of the Company which are beneficially owned by such person, and
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and
          (b) as to the shareholder giving the notice,
(i) the name and address, as they appear on the Company’s books, of such shareholder, and
(ii) the class and number of shares of the Company which are beneficially owned by such shareholder.
          At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 6.
          The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the

By-laws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE IV.
MEETINGS OF THE BOARD
Section 1. Place. The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of New York.
Section 2. First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be announced at the annual meeting of the shareholders, and no further notice of such meeting to the newly elected directors shall be necessary in order to constitute the meeting, provided a quorum shall be present. In the event of the failure to so announce the time and place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so announced, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a duly executed waiver of notice thereof. The first order of business shall be to elect a Chairman of the Board and a Vice Chairman of the Board and the officers of the Company for the ensuing year. The Chairman and Vice Chairman shall be Directors of the Company who are not employees of the Company. The Chairman shall preside at all meetings of the Board of Directors and shareholders and shall consult with the officers as needed. The Vice Chairman shall assume the responsibilities of the Chairman in his absence.
Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board.
Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board on two days’ notice to each director. Special meetings shall be called by the President or Secretary on like notice at the written request of two directors.
Section 5. Quorum. At all meetings of the Board of Directors a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote if a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present and, unless announced at the meeting, to the other directors.
Section 6. Meetings by Telephone; Action Without Meeting. Any one or more members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. Prior notice of such meeting shall be furnished to each director.
     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board shall be filed with the minutes of the proceedings of the Board.

Section 7. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed fee and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or of any committee of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefore.
ARTICLE V.
COMMITTEES OF THE BOARD
Section 1. Designation. The Board of Directors, by resolution adopted by a majority of the entire Board, shall elect from among its members an Audit Committee, a Compensation Committee and such other committees, each consisting of three or more directors, as it shall deem appropriate. No such committee shall have authority as to any of the following matters:
(a) the submission to shareholders of any action as to which shareholders’ authorization is required by law;
(b) the filling of vacancies in the Board of Directors or on any committee;
(c) the fixing of compensation of any director for serving on the Board or on any committee;
(d) the amendment or repeal of these By-Laws or the adoption of new By-Laws; or
(e) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.
     The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.
Section 2. Audit Committee. The Board of Directors shall designate an Audit Committee to consist of not fewer than three members, the actual number to be determined and elected by the affirmative vote of a majority of the whole Board or if the majority of the Board is unable to elect such directors, the Chairman of the Board shall appoint them. Members of the Audit Committee, in the judgment of the Board of Directors, shall be independent in accordance with NASDAQ listing standards or any other standards that law or regulation may require or that the Board of Directors shall determine to apply. At least annually, the Audit Committee shall nominate the independent and internal auditors of the Company to be appointed by the shareholders at the annual meeting or any special meeting. In addition, the Audit Committee shall from time to time discuss the audit work with the auditors appointed to perform the audit.
Section 3. Compensation Committee. The Board of Directors shall designate a Compensation Committee to consist of not fewer than three members, elected by the affirmative vote of a majority of the whole Board or if the majority of the Board is unable to elect such directors, the Chairman of the Board shall appoint them. Members of the Compensation

Committee, in the judgment of the Board of Directors, shall be independent in accordance with NASDAQ listing standards or any other standards that law or regulation may require or that the Board of Directors shall determine to apply. The Compensation Committee shall meet annually or at such other times as may be required by the Board to review the current compensation of the officers of the Company and to establish the annual compensation of the officers for the coming twelve-month period or such other time period as may be appropriate.
Section 4. Meetings by Telephone; Action Without Meeting. Any one or more members of any committee of the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
     Any action required or permitted to be taken by any committee of the Board of Directors may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the committee.
Section 5. Tenure: Reports. Each committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board of Directors.

ARTICLE VI.
NOTICES
Section 1. Form; Delivery. Notices to directors and shareholders shall be in writing and may be delivered personally or by mail or e-mail. Notice by mail shall be deemed to be given at the time when deposited in the United States mail, with postage thereon prepaid, and addressed to directors or shareholders at their addresses appearing on the records of the Company.
Section 2. Waiver. Whenever a notice is required to be given by any statute, the certificate of incorporation or these By-Laws, a waiver thereof in writing, signed by the person, or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any shareholder attending a meeting of shareholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice shall be conclusively deemed to have waived notice of such meeting.
ARTICLE VII.
OFFICERS
Section 1. Officers. The officers of the Company shall be a President, one or more Vice-Presidents, a Secretary, an Assistant Secretary, a Treasurer and an Assistant Treasurer. Any two or more of the foregoing offices, except those of President and Secretary, may be held by the same person.
Section 2. Authority and Duties. All officers, as between themselves and the Company, shall have such authority and perform such duties in the management of the Company as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.
Section 3. Election; Term of Office; Removal. All officers shall be elected by the Board of Directors and shall hold office at the pleasure of the Board or for such term as may be prescribed by the Board. Any officer elected or appointed by the Board may be removed with or without cause at any time by the Board.
Section 4. Compensation. The compensation of all officers of the Company shall be fixed by the Board of Directors, and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.
Section 5. Vacancies. If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexposed term of his predecessor shall have expired unless reappointed or reelected by the Board.
Section 6. The President. The President shall be the Chief Executive Officer of the Company; he shall be ex officio a member of all standing committees except the Audit Committee and Compensation Committee; shall have general and active management and control of the business and affairs of the Company subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board are carried into effect.
Section 7. Vice-Presidents. The Vice-Presidents (who may have such designations, if any, as the Board of Directors may determine) in the order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe.
Section 8. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall act. He shall keep in safe custody the seal of the Company and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of the Secretary.
Section 9. Assistant Secretaries. The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors or the Secretary shall prescribe.
Section 10. The Treasurer. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the Financial conditions of the Company. If required by the Board of Directors, the Treasurer shall give the Company a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company, the charge for such bond to be at the Company’s expense.
Section 11. Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.

Section 12. Additional Officers. In addition to the officers provided by these By-Laws, the Board of Directors may, from time to time, designate and appoint such other officers as may be necessary or convenient for the transaction of the business and affairs of the Company. Such other officers shall have the powers and duties which may be assigned to them by resolution of the Board of Directors.
ARTICLE VIII.
SHARE CERTIFICATES
Section 1. Form; Signature. The certificates for shares of the Company shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Company as they are issued. Each certificate shall exhibit the registered holder’s name and the number and class of shares, and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the seal of the Company or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be the facsimile signature. In case any officer who signed, or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Company with the same effect as if he were such officer at the date of issue.
Section 2. Lost Certificates. The Board of Directors or an officer or officers duly authorized thereunto by the Board may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, destroyed or wrongfully taken upon the making of a sworn affidavit of that fact by the person claiming the certificate to have been lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the Board of Directors or any authorized officer or officers may, in its, his or their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate or certificates, or his legal representative, to give the Company a bond in such sum as may be directed as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, destroyed or wrongfully taken.
Section 3. Registration of Transfer. Subject to the provisions of the Federal securities laws and to any contractual restriction which may be evidenced by a legend upon the face of such certificate, upon surrender to the Company or any transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Section 4. Registered Shareholders. Except as otherwise provided by law, the Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.
Section 5. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any such meeting, nor more than fifty (50) days prior to any other action.
     In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the Company after any such record date so fixed.

ARTICLE IX.
GENERAL PROVISIONS
Section 1. Dividends. Subject to the applicable provisions of the certificate of incorporation, if any, dividends upon the outstanding shares of the Company may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property, or in shares of the Company.
Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board shall think conducive to the interest of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.
Section 3. Instruments Under Seal. All deeds, bonds, mortgages, contracts, and other instruments requiring a seal may be signed in the name of the Company by the President or by any other officer authorized to sign such instrument by the President or the Board of Directors.
Section 4. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 5. Fiscal Year. The fiscal year of the Company shall, unless otherwise fixed by the Board of Directors, begin on the 1st day of January and end on the 31st day of December in each calendar year.
Section 6. Seal. The corporate seal shall have inscribed thereon the words “The Warwick Valley Telephone Company, Corporate Seal, Warwick, N.Y.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
ARTICLE X.
INDEMNIFICATION AND INSURANCE
Section 1. Indemnification. Any person made a party to an action by or in the right of the Company to procure a judgment in its favor, or made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Company to procure a judgment ill in its favor, by reason of the fact that he, his testator or intestate is or was a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving, at the request of the Company, as a director, officer, or in any other capacity, any other corporation, domestic or foreign, any partnership, joint venture, trust, employee benefit plan or other enterprise or organization, whether profit or nonprofit, shall be indemnified by the Company against the reasonable expenses (including attorney’s fees, judgments, fines, and amounts paid in settlement) actually incurred by him as a result of such action or proceeding, or any appeal therein, to the full extent permissible under the New York Business Corporation Law,
Section 2. Insurance. The Company may purchase and maintain insurance to indemnify the Company and its directors and officers to the extent permitted under the New York Business Corporation Law.
Section 3. Preservation of Rights. Neither the amendment or repeal of this Article X, nor the adoption of any provision of these By-Laws inconsistent with this Article X, shall eliminate or reduce the protection afforded by this Article X to a director or officer of the Company in respect to any matter which occurred or any action or proceeding which accrued or arose, prior to such amendment, repeal or adoption.
ARTICLE XI.
AMENDMENTS
Section 1. Power to Amend. The Board of Directors shall have the power to amend, repeal or adopt By-Laws at any regular or special meeting of the Board; provided, however, that any Bylaw adopted by the Board may be amended or repealed by vote of the holders of shares entitled at the time to vote for the election of directors; provided, further, that any amendment or repeal of ARTICLE III, Section 3, or this ARTICLE XI, Section 1, of these By-Laws, or any part of either thereof, shall in each event require ratification by the vote of the holders of seventy percent (70%) of the combined voting power of the shares of the corporation’s capital stock entitled at the time to vote for the election of directors; and provided, further, that the Board of Directors shall not amend the By-Laws unless notice thereof, containing a statement of the proposed amendment, shall have been given at a prior meeting of the Board.
Section 2. Amendment Affecting Election of Directors; Notice . If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes effected by such adoption, amendment or repeal.